Exhibit 1.1

PGT, INC.

11,000,000 Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

May 21, 2013

UNDERWRITING AGREEMENT

May 21, 2013

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

as Representatives of the several

Underwriters listed in Schedule A hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

JLL Partners Fund IV, L.P. (the “Selling Stockholder”) proposes to sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 11,000,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of PGT, Inc., a Delaware corporation (the “Company”). In addition, the Selling Stockholder proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional 1,650,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-187481) under the Act, including a form of prospectus (the “Base Prospectus”), relating to securities, including the Shares, to be offered and sold from time to time by the Selling Stockholder, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, is herein referred to as the “Registration Statement.” If the Company has filed a post-effective amendment pursuant to Rules 413(b) and 462(e) under the Act, then any reference herein to the term “Registration Statement” shall be deemed to include such post-effective amendment. As used herein, the term “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. The Base Prospectus, as supplemented by each preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, including the documents incorporated by reference in the Base Prospectus, is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus

or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or supplement with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters. As used in this Agreement:

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), including the documents incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B-1 to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Applicable Time” means 5:50 P.M., New York City time, on May 21, 2013.

“Disclosure Package,” as used herein, means, as of the Applicable Time, any General Use Free Writing Prospectus, the Statutory Prospectus and the information included on Schedule B-2 hereto.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

In connection with the offering of the Shares by the Selling Stockholder, the Company has entered into an agreement with the Selling Stockholder, dated as of May 16, 2013 (the “Repurchase Agreement”), pursuant to which the Selling Stockholder has agreed to sell to the Company, and the Company has agreed to purchase from the Selling Stockholder shares of Common Stock having an aggregate market value of $50 million (the “Repurchased Shares”) at a purchase price per share equal to the price per share at which the Underwriters will purchase the Shares from the Selling Stockholders pursuant to Section 1 of this Agreement. The Company’s purchase of the Repurchased Shares will be consummated concurrently with the Underwriters’ purchase of the Shares hereunder and is conditioned upon the closing of the offering of the Shares pursuant to the terms of this Agreement and is subject to the terms and conditions in the Repurchase Agreement.

Prior to or substantially concurrently with the Underwriters’ purchase of the Shares hereunder, the Company intends to enter into new senior secured credit facilities in an aggregate amount of $105 million consisting of (A) a $80 million revolving credit facility, and (B) a $25 million tranche A term loan facility, (together, the “Debt Refinancing Documents”) with certain lender parties specified therein in order to (i) refinance its existing $ senior secured credit facilities (the “Existing Facilities”) and as a result the Existing Facilities will be repaid, and (ii) fund the Company’s purchase of the Repurchased Shares pursuant to the Repurchase Agreement (these debt refinancing transactions are collectively referred to herein as the “Debt Refinancing”).

The Company, the Selling Stockholder and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as the Representatives may determine to avoid fractional shares) set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $7.3625 per share. The Selling Stockholder and the Company are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the execution of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholder hereby grants to the several Underwriters the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder all or a portion of the Additional Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholder for the Firm Shares. The Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of this Agreement, by written notice to the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the first business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Selling Stockholder by Federal Funds wire transfer against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 28, 2013 (unless another time shall be agreed to by you and the Selling Stockholder or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of any of the Company’s employees (the “Company’s Knowledge”), are contemplated by the Commission; at the earliest time after the filing of the Registration Statement that the Selling Stockholder made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(b) as of the Applicable Time and as of the time of purchase and each additional time of purchase, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Free Writing Prospectus, when considered together with the Preliminary Prospectus filed prior to the first use of such Limited Use Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, the written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13;

(c) the Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform to the requirements of the Exchange Act. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact, and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, the written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13;

(d) each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified;

(e) the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Limited Use Free Writing Prospectus approved in writing in advance by the Representatives and other materials, if any, permitted under the Act. To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act;

(f) as of the date set forth therein, the Company had the authorized and outstanding capitalization as set forth as of such date in the Registration Statement, the Statutory Prospectus and the Prospectus (and any similar section or information contained in the General Disclosure Package). All of the issued and outstanding shares of capital stock, including the Shares, have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement;

(h) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) reasonably be expected to result in a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(i) each subsidiary of the Company (the “Subsidiaries”) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(j) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses B through E, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Global Market (“NASDAQ”), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses B through E, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(n) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the stockholders of the Company, is required for the performance by the Company under this Agreement other than as have been obtained and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(o) except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company in each case, granted by the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering of the Shares;

(p) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its businesses in the manner described in the Registration Statement, the Statutory Prospectus and the Prospectus, except where such failure to hold such licenses, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s Knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers (in their capacities as such) is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), except (i) any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus;

(r) Ernst & Young LLP, which has certified the consolidated financial statements of the Company and the Subsidiaries, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s) the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis (except as disclosed therein) during the periods involved; the summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required; and all disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language included in any Preliminary Prospectus or/and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(t) subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (i) any material adverse change in the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iii) any change in the capital stock (other than the exercise of options or the granting of restricted stock or options as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus) or material increase in outstanding indebtedness of the Company, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on the capital stock of the Company, other than transactions described in the Registration Statement, the General Disclosure Package and the Prospectus;

(u) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of the directors and officers listed on Exhibit A-1 and (ii) the Selling Stockholder;

(v) neither the Company nor any Subsidiary is, and, upon the sale of the Shares as herein contemplated, none of them will be required to be registered as, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) the Company and each of the Subsidiaries have good title to all property (real and personal) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; except (i) such as do not materially interfere with the use presently made of such property by the Company or such Subsidiary; and (ii) liens described in the Registration Statement, the General Disclosure Package and the Prospectus. All property described in the Registration Statement, the General Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use presently made of such property by the Company or such Subsidiary;

(x) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (collectively, “Intellectual Property”) or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (i) there are no third parties who have or, to the Company’s Knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property licensed to the Company; (ii) to the Company’s Knowledge, there is no material infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; (iv) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property; (v) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others; (vi) the Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; and (vii) to the Company’s Knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property;

(y) except for matters which would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s Knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s Knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (iii) to the Company’s Knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries, and (iv) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(z) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; to the Company’s Knowledge there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to any pending or, to the Company’s Knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa) all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and (ii) all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, except (i) any such taxes, assessments, interest, additions or penalties that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) those being contested in good faith and for which adequate reserves have been provided;

(bb) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses in accordance with customary industry practice; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; neither the Company nor its Subsidiaries has received a written notice of cancellation with respect to any existing insurance;

(cc) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(dd) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act) that complies with the requirements of the Exchange Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ff) all statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(gg) each of the Company, its Subsidiaries, and to the Company’s Knowledge, any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering of the Shares will not violate, and the

Company has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder;

(hh) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) the Company has not received any notice from NASDAQ regarding the delisting of the Common Stock from NASDAQ;

(jj) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and

(kk) neither the Company nor, to the Company’s Knowledge, any of its affiliates (within the meaning of Rule 144 under the Act) (each, an “Affiliate”) has taken any action designed to effect, or which has constituted or might reasonably be expected to result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each of the Underwriters that:

(a) such Selling Stockholder now is and, at the time of delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery of such Shares, will have valid title to such Shares, free and clear of all liens, encumbrances, equities or claims; and, upon payment by the Underwriters for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee on the Company’s share registry and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Certificate of Incorporation, By-Laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the several Underwriters maintained at DTC will have been made on records of DTC pursuant to Section 8-501 of the UCC. As used in this Section 4(a), the terms “delivery,” “securities account,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC;

(b) such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein;

(c) this Agreement has been duly executed and delivered by such Selling Stockholder;

(d) to the extent that any statements or omissions made in the Registration Statement, the General Disclosure Package and the Prospectus are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein (the “Selling Stockholder Information”), the Registration Statement, the General Disclosure Package and the Prospectus, any further amendments or supplements to the Registration Statement, the General Disclosure Package and the Prospectus, when they become effective or are filed with the Commission, as the case may be, did not or will not (as the case may be) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company, the Selling Stockholder and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by the Selling Stockholder under the caption “Selling Stockholder” in each of the Registration Statement, the General Disclosure Package and the Prospectus;

(e) the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(f) neither such Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(g) at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with;

(h) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), is required in connection with the sale of the Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) or (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters; no filing in connection with the offering of the Shares is required under the Conduct Rules of the FINRA; and

(i) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, including the sale by such Selling Stockholder of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or bylaws or other organizational instruments of such Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (v) any decree, judgment or order applicable to such Selling Stockholder or any of its properties.

In addition, any certificate signed by any officer of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares) or execute a general consent or take any action, except as expressly required hereby, that could subject it to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) to (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act;

(d) the Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed; provided that the Company shall not file or use any such amendment or supplement to which the Representatives shall reasonably object, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued;

(e) subject to Section 5(d) hereof, to timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;

(g) to make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act;

(h) to comply with Rule 433(g) under the Act;

(i) beginning on the date hereof and ending on, and including, the date that is 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to become effective a registration statement under the Act (other than a Registration Statement on Form S-8) relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Disclosure Package, (C) issuances of restricted Common Stock issued in connection with one or more acquisitions, mergers or other business combination transactions with any entity other than a publicly traded corporation whose common equity is listed on a national securities exchange or quoted on NASDAQ; provided, however, that (x) such restricted Common Stock cannot be registered at any time during the Lock-Up Period and (y) each Person to whom such restricted Common Stock is issued shall have executed for the benefit of the Underwriters a Lock-Up Agreement, in the form set forth as Exhibit A hereto; provided, however, that such Lock-Up Agreement shall remain in effect only from the date it is executed until the expiration of the Lock-Up Period, and (D) the issuance of restricted shares of Common Stock and stock options to directors, officers and employees not exercisable during the Lock-Up Period pursuant to stock option plans described in the Disclosure Package;

provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this foregoing proviso shall not apply if the research published or distributed with respect to the Company is issued in compliance with or pursuant to Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are “actively traded” as such term is defined in Rule 101(c)(1) of Regulation M of the Exchange Act;

(j) the Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(k) to use its best efforts to maintain the listing of the Common Stock for quotation on the NASDAQ; and

(l) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Certain Covenants of the Selling Stockholder. The Selling Stockholder hereby agrees:

(a) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(b) to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder.

7. Covenant to Pay Costs. The Company agrees to pay all costs, expenses, fees and taxes (other than fees and disbursements of counsel for the Underwriters except to the extent set forth under Section 8 hereof or (iii) or (iv) below), in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers

(including costs of mailing and shipment), (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law to the extent required hereunder (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (v) the fees and disbursements of any transfer agent or registrar for the Shares, (vi) the costs and expenses of the Company and the Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by the Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show and (vii) the performance of the Company’s other obligations hereunder; provided, however, that the Underwriters will reimburse the Company in an amount not to exceed $250,000 of the Company’s expenses related to the offering of the Shares and except as provided in Sections 7, 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

8. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of each of their respective obligations hereunder and to the following exclusive list of additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, in the form set forth in Exhibits B-1, B-2 and B-3 hereto.

(b) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(c) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement (covering the General Disclosure Package), the time of purchase (covering the Prospectus) and, if applicable, the additional time of purchase (covering the Prospectus), and addressed to the Underwriters (with executed copies for each of the Underwriters) in forms reasonably satisfactory to the Representatives.

(d) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act. Prior to the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(e) Subsequent to the execution and delivery of this Agreement and prior to the time of delivery:

(i) there shall not have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Preliminary Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Preliminary Prospectus.

(f) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

(g) The Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by the Selling Stockholder, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(h) You shall have received each of the signed Lock-Up Agreements referred to in Section 4(t) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(i) (A) As of the date hereof and at the time of purchase, the Repurchase Agreement shall have been executed and delivered by the Company and the Selling Stockholder, and (B) contemporaneously with the consummation of the offering of the Shares, the Company’s purchase of the Repurchased Shares will be consummated.

(j) As of the time of purchase, (A) the Debt Refinancing Documents shall each have been executed and delivered, and (B) the Debt Refinancing shall have been consummated in the manner described in the General Disclosure Package and the Prospectus.

(k) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request and as may be customary.

10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the sole judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined for purposes of Section 3(a)(62) of the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or any Selling Stockholder shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or any Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all

Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its directors and officers, and any affiliate or other person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Selling Stockholder Information or information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you, to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Issuer Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Selling Stockholder Information or information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you, to the Company expressly for use in, such Prospectus or Issuer Free Writing

Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, directors and officers, and any affiliate or other person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Issuer Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that such Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this Section 12(b) of the Selling Stockholder shall not exceed an amount equal to the net proceeds received by the Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder (for the avoidance of doubt, after deducting underwriting discounts and commissions but before deducting other expenses).

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or an Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have, except to the extent such omissions results in liability due to (i) the forfeiture by such indemnifying party of substantial rights and defenses, or (ii) material adverse prejudice to such indemnifying party. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying party is the Selling Stockholder, by such Selling Stockholder) in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying party is the Selling Stockholder, without the written consent of such Selling Stockholder) but, if settled with its written consent (or, in the case such indemnifying party is the Selling Stockholder, with the written consent of such Selling Stockholder), such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (or, where such indemnified party is the Selling Stockholder, the prior written consent of such Selling Stockholder), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a) and (b) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint. Notwithstanding the foregoing provisions of this subsection (f), the Selling Stockholder shall not be required to (i) contribute unless the Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (ii) contribute any amount in excess of the amount by which the Selling Stockholder’s net proceeds received by it from the sale of the Shares sold by it pursuant to this Agreement (for the avoidance of doubt, after deducting underwriting discounts and commissions but before deducting other expenses) exceeds the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission pursuant to subsection (b) above.

(g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholder, their respective directors or officers or any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Shares to be sold by the Selling Stockholder pursuant hereto. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of its officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus regarding delivery of shares and the information concerning stabilizing transactions, short sales, penalty bids and other information appearing in the eleventh paragraph under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.

14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010 (fax: (212) 325-4296); Attention: LCD-IBD and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1070 Technology Drive, Nokomis, FL 34275, Attention: Mario Ferrucci III, Vice President and Corporate Counsel, Facsimile: (941) 486-8634 and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder at the offices of the Stockholder at 450 Lexington Avenue – 31st Floor, Attention: Dan Agroskin, Facsimile: 212-286-8626.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders); each waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and the Selling Stockholder and to the extent provided in Section 12 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company and the Selling Stockholder hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Selling Stockholder further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, the Selling Stockholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholder each hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Stockholder. The Company and the Selling Stockholder each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. on behalf of the Underwriters, and any such action taken by Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. shall be binding upon the Underwriters.

20. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

21. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and the Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s or any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters.

Very truly yours,

PGT, INC.

By:	/s/ Rod Hershberger
	Name:	Rod Hershberger
	Title:	President and CEO

JLL PARTNERS FUND IV, L.P.

By:	JLL Associates IV, L.P.,
its general partner

By:	JLL Associates G.P. IV, L.L.C.,
its general partner

By:	/s/ Paul S. Levy
Name:	Paul S. Levy
Title:	Managing Member

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Adam Reeder
	Name:	Adam Reeder
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	MD - ECM

By:	/s/ Frank Windels
	Name:	Frank Windels
	Title:	Managing Director

Schedule A-2

SCHEDULE A

Underwriter	Number of Firm Shares

CREDIT SUISSE SECURITIES (USA) LLC	3,575,000
DEUTSCHE BANK SECURITIES INC. RAYMOND JAMES & ASSOCIATES, INC.	3,575,000 1,925,000
RBC CAPITAL MARKETS, LLC	1,375,000
SUNTRUST ROBINSON HUMPHREY, INC.	550,000

Total	11,000,000

Schedule A-1

SCHEDULE B-1

General Use Free Writing Prospectus

Issuer Free Writing Prospectus filed on May 16, 2013 pursuant to Rule 433 under the Securities Act.

Issuer Free Writing Prospectus filed on May 21, 2013 pursuant to Rule 433 under the Securities Act.

Schedule B-1

SCHEDULE B-2

Public offering price per share: $7.75

Schedule B-2

EXHIBIT A

LOCK-UP AGREEMENT

May 16, 2013

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

as Representatives of the several

Underwriters listed in Schedule A to the

Underwriting Agreement referred to herein

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by PGT, Inc., a Delaware corporation (the “Company”), JLL Partners Fund IV, L.P. (the “Selling Stockholder”) and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or, other than a registration statement on Form S-8, participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the offer and sale of Common Stock as contemplated by the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) on death, by will or intestacy, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (e) dispositions to the undersigned’s immediate family, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (f) dispositions in connection with a merger or other business combination transaction involving the Company, (g) pursuant to a court order or settlement agreement approved by a court of competent jurisdiction, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (h) dispositions to any partnership or other entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such partnership or other entity agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and such disposition does not result in or require any public filings under applicable securities laws during the Lock-Up Period or (i) following the release of the Company’s financial results for the second quarter of the 2013 fiscal year, the transfer (or contract to transfer) of not in excess of 800,000 shares of Common Stock in the aggregate by officers of the Company. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Shares or Additional Shares by the Selling Stockholder to the Underwriters pursuant to the Underwriting Agreement or sales to the Company under the Repurchase Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this sentence shall not apply if the research published or distributed with respect to the Company is issued in compliance with or pursuant to Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are “actively traded” as such term is defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

If (i) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (ii) the Underwriting Agreement is not executed on or prior to May 30, 2013, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned hereby confirms that the undersigned has not taken, and hereby covenants that the undersigned will not take, any action designed to effect, or which has constituted or might reasonably be expected to constitute or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

*        *        *

If for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

DIRECTORS AND OFFICERS TO SIGN LOCK UPS

Rodney Hershberger

Jeffrey T. Jackson

Mario Ferrucci III

Todd Antonelli

David McCutcheon

Deborah L. LaPinska

Monte Burns

Daniel Agroskin

Alexander R. Castaldi

Richard D. Feintuch

Eugene Hahn

Paul S. Levy

M. Joseph McHugh

Brett N. Milgrim

William J. Morgan

Floyd F. Sherman

Randy L. White

A-1-1

EXHIBIT B-1

FORM OF OPINION OF

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

1. Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the DGCL.

2. The Company has the corporate power and authority to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby under the DGCL, and to own, lease and operate its properties and conduct its business, in each case as described in the Prospectus and the Disclosure Package.

3. The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and duly executed and delivered by the Company under the laws of the State of New York to the extent that such execution and delivery are governed by the laws of the State of New York.

4. Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the transactions contemplated thereby: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order or (iv) violates any law, rule or regulation of the State of New York or the United States of America or the DGCL.

5. Neither the execution and delivery by the Company of the Underwriting Agreement nor the consummation by the Company of the transactions contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York, the DGCL or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

6. The Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and were validly issued and are fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Company’s Organizational Documents or any Scheduled Contract.

7. The Company has authority to issue 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.01 per share, and such authorized capital stock of the Company conforms as to legal matters to the description thereof contained under the caption “Description of Capital Stock” in the Prospectus and the Disclosure Package.

8. The statements in the Prospectus and the Disclosure Package (in the case of the Disclosure Package, together with the purchase price per share set forth in Section 2 of the Underwriting Agreement) under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

B-1-1

9. The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

B-1-2

EXHIBIT B-2

FORM OF

NEGATIVE ASSURANCE LETTER OF SKADDEN, ARPS, SLATE,

MEAGHER & FLOM LLP

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting, or the statements contained in the exhibits to the Registration Statement). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting, or the statements contained in the exhibits to the Registration Statement, to the extent included or incorporated by reference therein).

EXHIBIT B-3

FORM OF SELLING STOCKHOLDER OPINION

1. Based solely on our review of the Delaware Certificate, the Selling Stockholder is duly formed and is validly existing and in good standing under DRULPA.

2. The Underwriting Agreement has been duly authorized, executed and delivered by all requisite limited partnership action on the part of the Selling Stockholder under DRULPA.

3. Neither the execution and delivery by the Selling Stockholder of the Underwriting Agreement nor the consummation by the Selling Stockholder of the transactions contemplated thereby, including the sale of the Securities: (i) conflicts with the Organizational Documents or (ii) violates DRULPA or any law, rule or regulation of the State of New York or the United States of America.

4. Neither the execution and delivery by the Selling Stockholder of the Underwriting Agreement nor the consummation by the Selling Stockholder of the transactions contemplated thereby, including the sale of the Securities, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under DRULPA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

5. An action based on an adverse claim to the financial asset consisting of the [Firm Shares] [Securities] held by The Depository Trust Company (“DTC”), whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be successfully asserted against Credit Suisse Securities (USA) LLC, as your representative (the “CS Representative”), assuming that the CS Representative acquires security entitlements with respect to such [Firm Shares] [Securities] from DTC and neither the CS Representative nor any of you has notice of any adverse claims with respect to such financial asset consisting of the [Firm Shares] [Securities].

B-3-1

EXHIBIT C

OFFICERS’ CERTIFICATE

Each of the undersigned, Rodney Hershberger, President and Chief Executive Officer of PGT, Inc., a Delaware corporation (the “Company”), and Jeffrey Jackson, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 9(h) of that certain Underwriting Agreement dated May 21, 2013 (the “Underwriting Agreement”) among the Company, JLL Partners Fund IV, L.A. and the Underwriters named therein, that:

1.	He has reviewed the Registration Statement, the General Disclosure Package and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (e) of Section 9 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

D-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this May 28, 2013.

Name:	Rodney Hershberger
Title:	President and Chief Executive Officer

Name:	Jeffrey Jackson
Title:	Chief Financial Officer

D-2

EXHIBIT D

CERTIFICATE OF THE SELLING STOCKHOLDER

The undersigned, Paul S. Levy, on behalf of the Selling Stockholder (as defined in the Underwriting Agreement referred to below), does hereby certify pursuant to Section 9(i) of that certain Underwriting Agreement dated May 21, 2013 (the “Underwriting Agreement”) among the Company, the Selling Stockholder, and the Underwriters named therein, that:

1.	He has reviewed the Registration Statement, the General Disclosure Package and the Prospectus.

2.	The representations and warranties of the Selling Stockholder as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Selling Stockholder has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

E-1

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this May 28, 2013 on behalf of the Selling Stockholder.

JLL PARTNERS FUND IV, L.P.

By:	JLL Associates IV, L.P.,
its general partner

By:	JLL Associates G.P. IV, L.L.C.,
its general partner

By:
Name:	Paul S. Levy
Title:	Managing Member